Exhibit 10.13
RESTRICTED STOCK UNIT AWARD AGREEMENT
    You have been selected to receive a grant of Restricted Stock Units (the “RSUs”) under the Microvast Holdings, Inc. 2021 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), as stated below:
Participant Name:    [●]
Grant Date:        [●]
RSUs:            [●]
Vesting Date(s):    First anniversary of the Grant Date
            Second anniversary of the Grant Date
            Third anniversary of the Grant Date
    THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) between Microvast Holdings, Inc., a Delaware corporation (the “Company”), and the Participant whose name appears above, is made effective as of the Grant Date set forth above and pursuant to the Plan. Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
1.     Grant of RSUs. The Company hereby evidences and confirms the grant to the Participant of the number of RSUs set forth above. This Agreement is entered into pursuant to, and the terms of the RSUs are subject to, the terms and conditions of the Plan, which is incorporated by reference herein. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.
2.    Vesting of RSUs; Effect of Termination of Employment.
(a)    Vesting. Except as otherwise provided in this Section 2, one-third of the RSUs shall vest, if at all, on each of the vesting dates set forth above (each, a “Vesting Date”), subject to the Participant’s continued employment with the Company or Affiliate through the applicable Vesting Date.
(b)    Termination of Employment. Except as otherwise set forth in the Participant’s employment offer letter or agreement, as applicable, with the Company or its Affiliates, all unvested RSUs granted to the Participant pursuant to this Agreement shall be forfeited and cancelled for no consideration upon the Participant’s Termination of Employment for any reason. Notwithstanding the foregoing, upon the Participant’s Termination of Employment for Cause (as defined in the Participant’s employment offer letter or agreement, as applicable, with the Company or its Affiliates or, in the absence of such provision, as defined in this Agreement), all RSUs granted hereunder, whether vested but not settled or unvested shall be forfeited and cancelled for no consideration. As used in this Agreement, “Cause” shall mean the Participant’s Termination of Employment due to: (i) the Participant’s indictment or conviction for, or plea of guilty, no contest or nolo contendere to, any crime, whether such crime is a felony (or the state law equivalent) or misdemeanor, or that impairs the Participant’s ability to function according to the Participant’s job description and responsibilities with the Company; (ii) commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other act of misconduct; (iii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates or breach of any Company policy; (iv) negligence, neglect of the Participant’s duties or misconduct in connection with the Participant’s job duties; or (v) breach of this Agreement or violation of the Company’s policies or codes of conduct.
(d)    Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, subject to Article 3 of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any RSUs under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.    Settlement of RSUs. The Company shall deliver to the Participant one Share, or at the option of the Company, pay the Participant the cash value as set forth in this Section 3, in settlement of each outstanding RSU that has vested as provided in Section 2 on or as soon as is administratively practicable following the first to occur of (i) the applicable Vesting Date or (ii) such accelerated date of vesting provided in accordance with Section 2, but in no event later than March 15 of the year following (i) or (ii), as applicable (the “Settlement Date”), in Shares by either, (x) issuing one or more certificates evidencing the Shares to the Participant or (y) registering the issuance of the Shares in the name of the Participant through a book entry credit in the records of the Company’s transfer agent. In the event that the Company elects to make payment of the RSUs in cash, the cash value of each RSU shall be equal to the Fair Market Value of a Share on the applicable Vesting Date.
If the participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon the Participant’s “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.
4.    Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Shares acquired upon vesting of the RSUs unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, including the applicable requirements of any stock exchange on which the Company’s Shares may be listed, and the Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
5.    Participant’s Rights with Respect to the RSUs.
(a)    Restrictions on Transferability. The RSUs granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto, other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death, shall be wholly ineffective and, if any, such attempt is made, the RSUs will be forfeited for no consideration and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.
(b)    No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the RSUs granted hereby unless and until Shares are issued to the Participant in respect thereof.
(c)    Dividends. The Participant shall be credited with Dividend Equivalents equal to the dividends the Participant would have received if the Participant had been the owner of a number of Shares equal to the number of RSUs credited to the Participant on such dividend payment date. Any Dividend Equivalent deriving from a cash dividend shall be converted into additional RSUs based on the Fair Market Value of Common Stock on the dividend payment date (or, if the dividend payment date is not a day during which the Nasdaq is open for trading (“Nasdaq Trading Day”), then on the first Nasdaq Trading Day following the dividend payment date). Subject to Article 18 of the Plan, any Dividend Equivalent deriving from a dividend of Shares shall be converted into additional RSUs on a one-for-one basis. The Participant shall continue to be credited with Dividend Equivalents until the Settlement Date (or, if applicable, the forfeiture of the corresponding Award). The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding Award, and they shall vest, if at all, and be settled in the same manner and at the same time as the corresponding Award, as if they had been granted at the same time as such Award.
6.    Change in Control. In the event of a Change in Control prior to the final Vesting Date, all unvested RSUs shall be treated in accordance with the Plan. Any vested RSUs that have yet to be settled shall be settled immediately prior to the Change in Control.
7.    Adjustments. The number, class or other terms of any outstanding RSUs may be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as the Committee determines in its sole discretion.
8.    Tax Withholding. The Participant must satisfy any federal, state, local or foreign tax withholding requirements applicable with respect to the settlement of the RSUs subject to this Agreement. The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding of Shares (up to the maximum statutory tax rate in the relevant jurisdiction) that would otherwise be received by such individual upon the settlement of the RSUs subject to this Agreement. The obligations of the Company to deliver the Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Nothing in this Agreement or any other document with respect to the RSUs shall be construed as the Company’s representation or undertaking regarding any tax obligations in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement, and the Company shall have no obligation to structure the RSUs to reduce or eliminate the Participant’s liability for any tax obligations.
9.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expense that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
10.    Miscellaneous.
(a)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)    No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way any right to terminate the Participant’s employment with the Company.
(c)    Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all Persons affected hereby.
(e)    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(f)    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the RSUs evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Board at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; and (iv) that the future value of the Shares is unknown and cannot be predicted with certainty.
(g)    Participant Data Privacy. By entering into this Agreement and accepting the RSUs evidenced hereby, the Participant: (i) authorizes the Company, the Participant’s employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and Data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (ii) waives any data privacy rights the Participant may have with respect to such information; and (iii) authorizes the Company and its agents to store and transmit such information in electronic form.
(h)    Consent to Electronic Delivery. By entering into this Agreement and accepting the RSUs evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Affiliates, the Plan, this Agreement and the RSUs via Company website, email or other electronic delivery.
(i)    Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(j)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
(k)    Clawback. The RSUs subject to this Agreement shall be subject to clawback or recoupment, as mandated by applicable law, rules or regulations or as approved by the Board or Committee or by any policy adopted by the Company and approved by the Board as in effect from time to time.
(l)    Acceptance of RSUs and Agreement. By signing below, the Participant has indicated the Participant’s consent and acknowledgement of the terms of this Agreement. The Participant acknowledges receipt of the Plan, represents to the Company that the Participant has read and understood this Agreement and the Plan, and, as an express condition to the grant of the RSUs under this Agreement, agrees to be bound by the terms of this Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the RSUs is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.
PARTICIPANT                    MICROVAST HOLDINGS, INC.

Signature: __________________________        By: __________________________
Printed Name:                    Printed Name:
                            Title: